EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     As an Independent Certified Public Accountant, I hereby consent to the incorporation by reference in this Registration Statement of Airtax, Inc. (the "Company") on Form S-8 of my audit report dated March 29, 2004 included in the Form 10-KSB for the period ended December 31, 2003, and to all references to my Firm included in this Registration Statement.


/s/ Robert G. Jeffrey
---------------------
Robert G. Jeffrey

Wayne, New Jersey 07470
August 17, 2004